Exhibit 10.1
SECOND AMENDMENT TO THE
ENTEGRIS, INC. 401(k) SAVINGS AND PROFIT SHARING PLAN
(2017 Restatement)
THIS SECOND AMENDMENT to the Entegris, Inc. 401(k) Savings and Profit Sharing Plan (2017 Restatement) (the "Plan") is made and entered into this      day of February    , 2020, by Entegris, Inc. (the "Principal Sponsor").

WITNESSETH
WHEREAS, the Principal Sponsor maintains the Plan; and
WHEREAS, the Principal Sponsor desires to amend the Plan to revise certain eligibility provisions thereunder.
NOW, THEREFORE, the Principal Sponsor does hereby amend the Plan, effective as of January 1, 2020, as follows:
1.
Section 2.1 of the Plan is hereby amended by deleting in its entirety and inserting in lieu thereof the following:

"2.1.    General Eligibility Rule. Each employee shall become a Participant on the date the employee is employed in Recognized Employment. A Participant whose employment with the Employer terminates and who subsequently is reemployed by the Employer shall reenter the Plan as a Participant on the date of the Participant's return to Recognized Employment."
2.
Except as specifically amended hereby, the Plan shall remain in full force and effect as prior to this Second Amendment.

IN WITNESS WHEREOF, the undersigned has caused this indenture to be executed on the date first written above.

                                ENTEGRIS, INC.

By:	/s/ Gregory B. Graves
Title:	CFO

Exhibit 10.1
ATTEST:

Title:
[CORPORATE SEAL]